Exhibit 5.1

ObsEva SA

Chemin de Aulx 12

1228 Plan-les-Ouates

Switzerland

Geneva, January 23, 2017

ObsEva SA – Registration Statement on Form F-1

Ladies and Gentlemen,

We have acted as special Swiss counsel to ObsEva SA (the “Company”) in connection with the filing of a registration statement on Form F-1, as amended (Registration No. 333-215383), including the prospectus set forth therein (the “Registration Statement”) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”) the offer and sale of up to 7,417,500 common shares with a par value of CHF 1/13 each of the Company as authorized by the Shareholder Resolution (as defined below), including any shares with a par value of CHF 1/13 each to be sold, if and to the extent such option is exercised, to the underwriters pursuant to the over-allotment option granted by the Company to the underwriters (the “Shares”). As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

I.	Reviewed Documents

For the purpose of giving this opinion, we have only examined the following documents (the “Documents”):

(i)	a copy of the Registration Statement;

(ii)	a certified copy dated January 13, 2017 of the articles of association of the Company dated December 6, 2016 (the “Articles of Association”) as deposited with the Commercial Register of the Canton of Geneva;

(iii)	the original of a certified extract from the Commercial Register of the Canton of Geneva dated January 13, 2017 relating to the Company (the “Extract”); and

(iv)	a copy of the notarized public deed regarding the resolution of an extraordinary meeting of the shareholders of the Company that was held on December 6, 2016 regarding, among other things, an authorization granted to the board of directors to increase the share capital of the Company by an amount of up to CHF 891,587 through the issuance of up to 11,590,631 registered shares with a par value of CHF 1/13 each and to withdraw the pre-emptive rights of the Company’s shareholders in this context, in particular for the purpose of (a) expanding the shareholder base of the Company in the context of the listing, admission to official trading or registration of the shares at domestic or international stock exchanges and (b) granting an over-allotment option to one or several underwriters in connection with a placement of the shares (the “Shareholder Resolution”).

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

II.	Assumptions

In rendering the opinion below, we have assumed:

a)	the genuineness of all signatures;

b)	the authenticity of all Documents submitted to us as originals;

c)	the completeness of and conformity to the originals of all Documents submitted to us as copies;

d)	that the Registration Statement has been duly filed by the Company;

e)	that the Registration Statement is effective and will continue to be effective and the offering and sale of and payment for the Shares will be in accordance with the limitations referred to in the Registration Statement;

f)	that prior to the time of delivery of any of the Shares, the board of directors of the Company shall have duly authorized the issuance and sale of such Shares and such authorization shall not have been modified or rescinded; and

g)	to the extent relevant for purposes of this opinion, that all factual information contained in, or material statements given in connection with, the Documents are true, complete and accurate.

III.	Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that the Shares, when sold and upon registration of the corresponding share capital increase into the Commercial Register of the Canton of Geneva, will be validly issued, fully paid-in and non-assessable.

IV.	Qualifications

The above opinion is subject to the following qualifications:

a)	Our opinion is limited to Swiss law as existing and interpreted on the date hereof. We have abstained from examining any issues of any other jurisdiction and therefore no opinion on matters other than Swiss law is to be inferred from our opinion.

b)	In this opinion, Swiss legal concepts are expressed in the English language and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

c)	This opinion is based on the current provisions of the laws of Switzerland and the regulations thereunder in effect on the date hereof and only as currently interpreted in Switzerland. Such laws and their interpretation are subject to change.

d)	We express no opinion as to the accuracy or completeness of the information contained in the Registration Statement.

e)	We express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, this opinion does not cover any matter relating to Swiss or foreign taxes. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Sincerely yours,

Lenz & Staehelin

/s/ Jacques Iffland

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